Exhibit 3(a)

RESTATED CERTIFICATE OF INCORPORATION
OF
BECTON, DICKINSON AND COMPANY

AS OF FEBRUARY 3, 2009

          Becton, Dickinson and Company, a corporation organized and existing under the laws of the State of New Jersey, restates and integrates its Certificate of Incorporation to read in full as herein set forth.

          ARTICLE I. The name of the Corporation is

                         BECTON, DICKINSON AND COMPANY

          ARTICLE II. The address of its registered office is 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

          The name of its registered agent is Dean J. Paranicas.

          ARTICLE III.      The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

          ARTICLE IV.      The Corporation is authorized to issue 640,000,000 shares of Common Stock of a par value of $1.00 per share (the “Common Stock”) and 5,000,000 shares of Preferred Stock of a par value of $1.00 per share (the “Preferred Stock”), in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine. No shareholder shall have any preemptive right to subscribe to or purchase any additional issues of stock of the Corporation.

                    (A)     The Common Stock. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors.

                    (B)     The Preferred Stock. (1) Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                    (a)      the distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (b)      the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative partially cumulative or noncumulative;

                    (c)      the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

                    (d)      whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                    (e)      the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                    (f)      the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                    (g)      the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock or all series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, (ii) to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

                    (C)     Other Provisions. (1) The relative preferences, rights and limitations of each series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the solution or resolutions adopted pursuant, to authority granted in this Article IV, and the consent by class or series vote or otherwise, of the, holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of e majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                    (2)      Subject to the provisions of paragraph (1) of this Section (C), shares of any series of Preferred Stock may be issued from time .to time as the Board of Directors shall determine and on such terms and for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors.

                    (D)     The Preferred Stock, Series A. (1) Designation: The series of Preferred Stock created by this Section ( D ) is hereby designated “Preferred Stock, Series A” and it hereinafter called the “Series A Preferred Stock”.

                    (2)     Number of Shares: The number of shares which shall constitute Series A Preferred Stock shall be initially 500,000, which number of shares may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                    (3)     Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 2nd day of January, 31st day of March, 30th day of June and 30th day of September in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $15.00 or (y) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared .on the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time following April 11, 1986 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii)” subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of, Common Stock that were outstanding immediately prior to such event.

                    (b)      The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in sub-paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $15.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (c)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                    (4)     Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    (a)      Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time following April 11, 1986 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (b)      Except as otherwise provided herein or by law, the holders of shares of series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    (c)      (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                    (ii)      During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to clause (iii) of this sub-paragraph (c) or at any annual meeting of stockholders and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                    (iii)      Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of. shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, a Vice-Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this clause (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 30 days after such order or request or in default of the calling of such meeting within 45 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this clause (iii), no such special meeting shall be called during the period within 30 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (iv)      In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in clause (ii) of this sub-paragraph (c)) be filled by vote of a majority of the wining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. Reference s in this sub-paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (v)      Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the restated certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of clause (ii) of this sub-paragraph (c) (such number being subject, however, to change thereafter in any manner provided by law or in the restated certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                    (d)      Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                    (5)     Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (3) of this Section (D) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i)      declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii)      declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv)      purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual divided rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (b)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, any shares of stock of the Corporation unless the Corporation could, under sub-paragraph (a) of this paragraph (5), purchase or otherwise acquire such shares at such time and in such manner.

                    (6)     Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                    (7)     Liquidation, Dissolution or Winding Up. (a) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $17,600 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be male to the holders, of shares of Series A Prefer red Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in sub-paragraph (c) below to reflect such events a stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                    (b)      In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                    (c)      In the event the Corporation shall at any time following April 11, 1986 (i) declare any divided on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (8)     Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to then provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (9)     Redemption. The shares of Series A Preferred Stock may be called for redemption by the Corporation, at its option by vote of the Board of Directors, in whole but not in part, at any time, by paying therefore in cash an amount equal to $17,600 per share, plus accrued and unpaid dividends to the date fixed for redemption.

                    (10)     Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                    (11)     Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                    (12)     Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                    (E)     Series B ESOP Convertible Preferred Stock. (1) Designation, Amount and Stated Value: Special Purpose Restricted Transfer Issue: (a) The shares of such series shall be designated as “Series B ESOP Convertible Preferred Stock” (such series being hereinafter sometimes called the “Series B Preferred Stock”), the number of shares constituting such series shall be 1,016,949 and the par value of each share of Series B Preferred Stock shall be $1.00.

                    (b)      Shares of Series B Preferred Stock shall be issued only to State Street Bank and Trust Company, as trustee, or any successor trustee (the “Trustee”), of the employee stock ownership plan component of the Becton, Dickinson and Company Savings Incentive Plan Trust, established under the Becton, Dickinson and Company Savings Incentive Plan, as amended from time to time, or any successor or replacement plan (the “Plan”). In the event of any transfer of shares of Series B Preferred Stock to any person other than the Trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock (as defined in paragraph (b) of Section 10 hereof) on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall have been so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph 1(b), shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6 and 7 hereof.

                    (2)     Dividends and Distributions: (a) Subject to the provisions for adjustment hereinafter set forth, holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable in cash (“Preferred Dividends”) at the rate per share of 6.5% per annum of the liquidation value of such shares. Preferred Dividends will be payable quarterly on January 1, April 1, June 28 and October 1 of each year (each “Dividend Payment Date”) commencing on April 1, to holders of record on the tenth Business Day (as defined in paragraph (g) of Section 8 hereof) preceding such Dividend Payment Date (the “Dividend Record Date”). In the event that any Dividend Payment Date shall fall on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not during such quarterly period there shall be funds legally available therfor, but Preferred Dividends accrue on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance of the shares of Series B Preferred Stock through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    (b)      So long as any shares of Series B Preferred Stock shall, be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the Dividend Payment Date of such parity stock, ratably is proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such Dividend Payment Date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the forgoing shall no apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock.

                    (3)     Voting Rights. (a) The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holder; provided, however, that if such number of votes per share of Series B Preferred Stock would violate applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) or the New York. Stock Exchange, Inc. (the “NYSE”), then the number of votes per share of Series B Preferred Stock shall be the highest vote then permitted by such rules and regulations; it being understood that whenever the “Conversion Price” (as defined in Section 5 hereof) is adjusted as provided in Section 8 hereof, the number of votes per share of Series B Preferred Stock shall be adjusted, in inverse proportion to the adjustment to the Conversion Price. Notwithstanding the foregoing, no adjustment in the number of votes per share of Series B Preferred Stock shall be made to the extent that such adjustment would result in voting rights per share of Series B Preferred Stock which would violate the applicable rules and regulations of the SEC or the NYSE.

                    (b)      Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 80% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation, as the same may be amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

                    (4)     Liquidation, Dissolution and Winding Up: (a) In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors the corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid to or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred S tock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $59.00 per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other Stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(a), the holders of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                    (b)      Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.

                    (c)      Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

                    (5)     Conversion into Common Stock: (a) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6 or 7 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $73.75 per share of Common Stock, and which price shall be adjusted as provided in Section 8 hereof (and, as so adjusted, is hereinafter sometimes referred to as the “Conversion Price”), with each share of Series B Preferred Stock being valued, at $59.00 for such purpose (that is, a conversion rate initially equivalent to .8000 shares of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment (to the fourth decimal place) as the Conversion Price is adjusted as provided in Section 8 hereof); provided, however, that in no event shall the Conversion Price be lower than the par value; if any, of the Common Stock.

                    (b)      Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes news certificates issued upon such conversion to be delivered.

                    (c)      Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid), to the holder thereof, or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred

Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

                    (d)      The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as herein provided. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock as of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if the Dividend Record Date for such dividend is subsequent to the effective date of conversion of such shares.

                    (e)      The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                    (f)      The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

                    (6)     Redemption at the Option of the Corporation: (a) The Series B Preferred Stock shall be redeemable, (i) in whole or in part, at the option of the Corporation at any time on or after January 1, 1995, or (ii) at any time after the date of issuance as provided by paragraph (e)

of this Section 6, at the following redemption prices per share:

During the Twelve-
Month Period	Price Per
Beginning January 1	Share

1990	$62.8350
1991	62.4515
1992	62.0680
1993	61.6845
1994	61.3010
1995	60.9175
1996	60.5340
1997	60.1505
1998	59.7670
1999	59.3835

and thereafter at $59.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (h) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares of Series B Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series B Preferred Stock shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of Series B Preferred Stock of each holder determined pro rata based on the number of shares of Series B Preferred Stock held by each holder or shall s elect the shares of Series B Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

                    (b)      In the event shares of Series B Preferred Stock are called for redemption as provided in this Section 6 (other than paragraph (g) of this Section 6), unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than fifteen (15) days nor more than sixty (60) days prior to the date fixed for redemption. Each such notice shall state: (i) the date fixed for redemption; (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such date fixed for redemption; and ( v i ) the conversion rights of the shares of Series B Preferred Stock to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of a certificate or shares of Series B Preferred Stock so called for redemption (or redeemed pursuant to paragraph (g) of this Section 6) and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this Section 6.

                    (c)      In the event that (i) there is a change in any statute, rule or regulation of the United States of America or any judicial or administrative interpretation thereof (other than with respect to the calculation of alternative minimum tax) which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for dividends paid on the shares of Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and in effect on the date shares of Series B Preferred Stock are initially issued, or (ii) if the Corporation, after consultation with counsel to the Corporation, reasonably determines that the voting provisions contained herein are not in compliance with Rule 19c-4 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the applicable rules of the NYSE, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (a) of this Section 6, elect to redeem any or all of such shares of Series B Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section 4 hereof. The Corporation shall have the right to elect to redeem shares of Series B Preferred Stock pursuant to this paragraph (c) at any time prior to the last day of the sixth month following the latest of: (1) the date of the enactment of any such statute, rule, regulation or judicial or administrative interpretation, (2) the effective date of any such statute, rule, regulation or judicial or administrative interpretation, (3) in the case of any judicial or administrative proceeding in which the Corporation contests in good faith the applicability of any such statute, rule, regulation or interpretation to the Corporation, the date of the final determination of applicability or (4) in the case of clause (ii) above, the date of such determination by the Corporation.

                    (d)      In the event that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Code, and such plan does not so qualify, the Corporation may in its sole discretion and notwithstanding anything to the contrary in paragraph (a) of this Section 6, elect to redeem any or all of such shares of Series B Preferred Stock at a redemption price equal to the amount payable in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof.

                    (e)      In the event that the Plan is terminated or the employee stock ownership plan component of the Plan pursuant to which the shares of Series B Preferred Stock are then held by the Trustee is eliminated from the Plan in accordance with its terms, then notwithstanding anything to the contrary in paragraph (a) of this Section 6, the Corporation may, as soon thereafter as practicable, call for redemption on the terms and conditions set forth in paragraphs (a) and (b) of this Section, 6 any or all then outstanding shares of Series B Preferred Stock.

                    (f)      Notwithstanding anything to the contrary in paragraph (a) of this Section 6, upon the termination of a Plan participant’s employment with the Corporation or any affiliate thereof, the Corporation may elect to redeem any or all shares of Series B Preferred Stock held for the account of such participant at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Fair Market Value (as defined in paragraph (g) of Section 8 hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus accrued and unpaid dividends on such shares of Series B Preferred Stock (the “Consideration Price”).

                    (g)      At any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for the redemption pursuant to this paragraph 6(g), upon certification by such holder to the Corporation that the holder must provide for distributions to participants under, or must satisfy an investment election provided to participants in accordance with, the Plan, then shares of Series B Preferred Stock shall be redeemed by the Corporation, to the extent necessary for the holder to provide for such distributions or to satisfy such investment elections, at a redemption price equal to the higher of (i) the amount payable in respect of the Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Consideration Price (as defined in paragraph (f) above).

                    (h)      The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of common stock to be valued for such purposes at their Fair Market Value.

                    (i)      Notwithstanding anything to the contrary in paragraph (a) of this Section 6, in the event that the Current Market Price of the Common Stock equals or exceeds 150% of the then current Conversion Price (as adjusted as provided for herein) for a period of 20 consecutive trading days within a period of 30 consecutive trading days ending within 5 days of the notice of redemption, the Corporation, at any time prior to January 1, 1995, may elect to redeem any or all shares of Series B Preferred stock held for the account of such participant at a redemption price equal to the amount payable in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof.

                    (7)     Consolidation, Merger, etc: (a) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the

Corporation) that constitutes “qualifying employer securities” with respect to a holder of Series B Preferred. Stock within the meaning of Section 409(1) of the Code, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6 and 7 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then, unless by virtue of such transaction a holder of Common Stock who failed to exercise any rights of election would be entitled to receive only qualifying employer securities and a cash payment, if applicable, is lieu of fractional shares, the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election (however, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares); and provided further that in the event the consideration receivable by such a holder of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any such rights of election consists solely of such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares, then the shares of Series B Preferred Stock shall be assumed by and become preferred stock of the successor or resulting corporation and shall be convertible after such transaction, all as provided in the portion of this paragraph 7(a) prior to the first proviso hereof. The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Sections 3 and 8 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

                    (b)      In the event that the Corporation shall consummate any, consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common stock are by operation of law exchanged for or changed, reclassified or converted into other stork or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of “qualifying employer securities” (as referred to in paragraph (a) of this Section 7) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (c) of this Section 7), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible at such time so that each share of Series B Preferred Stock shall by virtue of such transaction and on the sane terms as apply to the holders of Common Stock, be converted in to or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received is such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per shard by a plurality of the non-electing shares).

                    (c)      In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 7, or described in the first proviso in paragraph (a) of this Section 7 if by virtue of such transaction a holder of Common Stock who failed to exercise any rights of election would be entitled to receive consideration consisting of other than qualifying employer securities and a cash payment, if applicable in lieu of fractional shares, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed pursuant to paragraph (a) of Section 6 hereof and (ii) the Consideration Price. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.

                    (8)     Anti-dilution Adjustments. (a) In the event the Corporation shall, at any time or from time to time while any of the shares of series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 7 hereof does not apply) or otherwise, subject to paragraphs (e) and (f) of this Section 8, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 8(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                    (b)      In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, subject to paragraphs (e) and (f) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

                    (c)      In the event the Corporation shall, at any time or from time to time, while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), (iii) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, or stockholder dividend reinvestment or stock purchase plan, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (iv) pursuant to an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was executed) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to paragraphs (e) and (f) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security issued after the date hereof which is convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), other t han pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) or stockholder dividend reinvestment or stock purchase plan of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted and other than an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was executed, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to paragraphs (e) and (f) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

                    (d)      In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) is respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 7 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (e) and (f) of this Section 8, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution d ate with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender or exchange offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

                    (e)      Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the

Conversion Price.

                    (f)      If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 8, the Board of Directors of the Corporation may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 8(f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, as addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

                    (g)      For purposes of this Resolution, the following definitions shall apply:

                “Adjustment Period” shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

                “Business Day” shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Boston, Massachusetts are not required to be open.

                “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchanges on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or; if such security is not quoted on such Nation al Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.

                “Extraordinary Distribution” shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of the Series B Preferred Stock are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding l25% of the average quarterly dividend for the preceding period of 12 months), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months), when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds nine percent (9%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (b) or (c) of this Section 8), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (d) of this Section 8 shall be equal to the sun of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12 month period and not previously included in the calculation of an adjustment pursuant to paragraph (d) of this Section 8.

                “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of Section 6 hereof, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The Fair Market Value of any security which is not publicly traded (other than the Series B Preferred Stock) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, am determined in good faith by the Board of Directors of the Corporation or such committee.

                “Non-Dilutive Amount” in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such right or warrant (including upon the conversion or exchange of any such convertible or exchangeable security), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock ; provided, however, that is no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                “Pro Rata Repurchase” shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation) or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed, a Pro Rata Repurchase. For purposes of this paragraph 8(g) shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof “in open market transactions” only if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                    (h)      Whenever an adjustment to the Conversion Price and the voting rights of the Series B Preferred Stock is required hereby, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the adjusted voting rights determined as provided herein, of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversions Price and the voting rights of the shares of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series B Preferred Stock.

                    (9)     Ranking: Retirement of Shares: (a) The Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Amendment relating to a subsequent series of Preferred Stock of the Corporation, the Series B Preferred Stock shall rank senior to all series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

                    (b)      Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

                    (10)     Miscellaneous: (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at One Becton Drive, Franklin Lakes, New Jersey 07417-1880 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock , as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                    (b)      The term “Common Stock” as used in this Resolution means the Corporation’s Common Stock, par value $1.00 per share, as the same exists at the date of filing of a Certificate of Amendment relating to the Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 8 hereof, the holder of any share of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 8 hereof, and the provisions of Sections 1 through 7, 9 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

                    (c)      The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or deliver of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                    (d)      In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                    (e)      Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series B Preferred Stock and such other stock bear to each other.

                    (f)      The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail, (postage prepaid), to each holder of record of Series B Preferred Stock.

          ARTICLE V. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than twenty-one directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until his or her term expires and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          Commencing at the annual meeting of shareholders that is held in calendar year 2009 (the “2009 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2009 Annual Meeting whose term expires at the annual meeting of shareholders held in calendar year 2010 or calendar year 2011 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was previously elected and until such director’s successor shall have been elected and qualified.

          Except as otherwise required by law, until the term of a Continuing Classified Director expires or otherwise terminates as aforesaid, such Continuing Classified Director may be removed from office by the shareholders of the Company only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.

          A director elected by shareholders at the 2009 Annual Meeting or at a subsequent annual meeting of shareholders to fill a newly-created directorship or other vacancy shall serve a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

          The Board of Directors shall have the power to remove a director for cause and suspend a director pending a final determination that cause exists for removal.

          ARTICLE VI. (A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section (B) of this Article VI, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                    (B)      The provisions of Section (A) of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

                    (1)      The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder (as hereinafter defined) to become an Interested Shareholder.

                    (2)      All of the following conditions shall have been met:

                    (a)      The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

          (i)      (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination, (the “Announcement Date”);

          (ii)      the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher;

          (iii)      (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock; and

          (iv)      the Corporation’s earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Shareholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community);

                    (b)      The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

          (i)      (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date;

          (ii)      the Fair Market Value per share of` such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher;

          (iii)      (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock; and

          (iv)      (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

          The provisions of this sub-paragraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, other than Common Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                     (c)      The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

                    (d)      After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Capital Stock.

                    (e)      After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f)      A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than any Interested Shareholder and any Affiliate or Associate (as hereinafter defined), of any Interested Shareholder, such investment banking firm to be paid a reasonable fee for its services by the

Corporation.

                    (g)      Such Interested Shareholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

                    (C)      For the purposes of this Article VI:

                    (1)      The term “Business Combination” shall mean:

                    (a)      any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                    (b)      any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $100,000,000 or more; or

                    (c)      the adoption of any, plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of on Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                    (d)      any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                    (e)      any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing sub-paragraphs (a) to (d).

                    (2)      The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Restated Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

                    (3)      The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                    (4)      The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary and other than any pension, retirement, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                    (5)      A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring , holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (4) of this Section (C), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (5), but shall not include other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    (6)      The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on November 27, 1984 (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

                    (7)      The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (4) of this Section (C), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

                    (8)      The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation (the “Board”) who is not an Affiliate or Associate or representative of an Interested Shareholder in question in Connection with a particular Business Combination and either: (a) was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder; or (b) is or was recommended or elected to fill a vacancy on the Board, however caused, by a majority of the Continuing Directors.

                    (9)      The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed stocks, or, if such stock is not quoted on the Composite

Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                    (10)      In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in sub-paragraphs (a) and (b) of paragraph (2) of section (B) of this Article VI shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

                    (D)      The Board of Directors shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

                    (E)      Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                    (F)      The fact that any Business Combination complies with the provisions of Section (B) of this Article VI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                    (G)      Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI; provided, however, that this Section (G) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of paragraph (8) of Section (C) of this Article VI.

          ARTICLE VII. The number of directors constituting the current Board of Directors is thirteen. The name and address of each member of the Board is as follows

Basil Anderson	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Henry P. Becton, Jr.	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Edward F. DeGrann	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Claire Fraser-Liggett	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Marshall O. Larsen	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Edward J. Ludwig	Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Adel A.F. Mahmoud	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Gary A. Mecklenburg	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Cathy Minehan	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

James F. Orr	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Willard J. Overlock, Jr.	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Bertram L. Scott	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

Alfred Sommer	c/o Becton, Dickinson and Company
1 Becton Drive, MC 079
Franklin Lakes, New Jersey 07417

          ARTICLE VIII.      This Restated Certificate of Incorporation shall become effective upon filing.

          ARTICLE IX.      A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this Article IX shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after the effective date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall automatically be further eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended from time to time.

          ARTICLE X. An officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this Article X shall not relieve an officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after the effective date hereof to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall automatically be further eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended from time to time. This Article X shall remain in effect only so long as the provisions hereof are authorized by the New Jersey Business Corporation Act, as amended from time to time, or other applicable law.

          IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation this 6th day of February, 2009.

BECTON, DICKINSON AND COMPANY

DEAN J. PARANICAS
Vice President,
Corporate Secretary and Public Policy